                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP
                           FORM 10-QSB MARCH 31, 2003

                                                                    EXHIBIT 99.1

SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

             1. Statement of Cash Available for Distribution for the three months ended March 31, 2003:

                  Net income                                                            $193,000
                  Add:    Depreciation charged to net income not
                             affecting cash available for distribution                    27,000
                          Minimum lease payments received, net of interest
                             income earned, on leases accounted for under the
                             financing method                                              7,000
                  Less:   Mortgage principal payments                                     (8,000)
                          Cash to reserves                                               (94,000)
                                                                                         -------
                  Cash Available for Distribution                                       $125,000
                                                                                        ========
                  Distributions Allocated to General Partners                           $10,000
                                                                                        =======
                  Distributions Allocated to Limited Partners                           $115,000
                                                                                        ========


             2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 2003:


                        Entity Receiving                                Form of
                          Compensation                               Compensation                              Amount
                  -----------------------------         --------------------------------------------          --------
                  Winthrop
                  Management LLC                        Property Management Fees                              $ 4,000

                  WFC Realty Co., Inc.
                  (Initial Limited Partner)             Interest in Cash Available for Distribution           $    57

                  One Winthrop Properties, Inc.         Interest in Cash Available for Distribution           $ 4,000
                  (General Partner)

                  Linnaeus-Hampshire Realty
                  Limited Partnership
                  (General Partner)                     Interest in Cash Available for Distribution           $ 6,000

                  Quadrangle Associates I, LLC          Interest in Cash Available for Distribution           $27,000
                  (Limited Partner)



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